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                                                                     EXHIBIT 10j


                              ROWAN COMPANIES, INC.

                       Amendment No. 4 to the Consultancy
                          Agreement Dated March 1, 1991
                          Between Rowan Companies, Inc.
                               And C. W. Yeargain


Effective January 1, 1998:



         (1)  Section 2.  Duties of the Consultant

                  Section 2 of the Agreement, Duties of the Consultant, is amended by adding an additional paragraph as follows:

                  (B) The Consultant also shall serve as a Director of LeTourneau, Inc. and as Chairman of the Board of Directors of LeTourneau, Inc. and shall provide such services as may be required, from time to time, in connection with serving in such capacities.

                  (C) The Consultant shall provide advice as may be required for the design and construction of the enhanced Gorilla design jack-up rigs, designated GORILLA V AND GORILLA VI.

         (2)  Section 4.  Consideration and Expenses:

                  Section 4 of the Agreement, Consideration and Expenses, is hereby deleted and the following is substituted therefor:

                  (A) The Company shall pay $300,000 annually (payable quarterly) for services rendered. Further, the Company shall reimburse to the Consultant all proper and reasonable out-of-pocket expenses (including, but not limited to, all travel and accommodation expenses).